Exhibit 99.1

SPACEHAB, Inc.
12130 Highway 3, Bldg. 1
Webster, Texas 77598-1504
1.713.558.5000
fax: 1.713.558.5960
www.spacehab.com

FOR IMMEDIATE RELEASE

SPACEHAB NAMES ROYSTON AS EXECUTIVE VICE PRESIDENT

Houston, Texas, January 4, 2007 — SPACEHAB, Incorporated (NASDAQ: SPAB), a leading provider of commercial space services, announced today the appointment of James D. Royston to the position of Executive Vice President.

“Over the past five years Jim has repeatedly demonstrated his ability to grow our spacecraft processing operations,” stated Thomas B. Pickens, III, SPACEHAB President and Chief Executive Officer. “I will be relying on him as we enhance our ambitious vision to advance global space commerce initiatives.”

Royston, 43, joined SPACEHAB in 2000 and most recently served as Senior Vice President and General Manager of the Company’s Astrotech Space Operations subsidiary, the leading commercial provider of satellite launch processing services in the United States. “Jim’s ability to effectively serve existing commercial customers while tapping into the government market has resulted in many long-term contracts with NASA, the United States Air Force and, most recently, the Office of Space Launch which opens a new sector for future growth within all of our business sectors,” added Pickens.

About SPACEHAB, Incorporated

Incorporated in 1984, SPACEHAB (www.spacehab.com) is a leading provider of commercial space products and services to NASA, international space agencies, Department of Defense, and private customers worldwide. The Company offers end-to-end space access solutions, space systems development, mission integration and pre-launch processing facilities and services, and large-scale government program support services. From securing a spaceflight opportunity and facilitating the integration of spacecraft and payloads for launch, to developing human habitats, supplying the International Space Station, and coordinating the transport and operation of cargo and experiments to and from orbit, SPACEHAB clearly demonstrates that “We Mean Business in Space.”

The statements in this document may contain forward-looking statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, trends, and uncertainties that could cause actual results to be materially different from the forward-looking statement. These factors include, but are not limited to, continued government support and funding for key space programs, product performance and market acceptance of products and services, as well as other risk factors and business considerations described in the company’s Securities & Exchange Commission filings including the annual report on Form 10-K. Any forward-looking statements in this document should be evaluated in light of these important risk factors. The Company assumes no obligation to update these forward-looking statements.

FOR MORE INFORMATION:

Kimberly Campbell

Vice President, Corporate Marketing and Communications

SPACEHAB, Inc.

713.558.5049

campbell@spacehab.com

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